SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2005

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Priceline.com Incorporated is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2005 (the “Original Form 8-K”) to add certain attachments to the press release attached to the Original Form 8-K as Exhibit 99.1 that were inadvertently omitted. This Amendment No. 1 does not otherwise modify or update any of the information contained in the Original Form 8-K.

Item 2.02.                                          Results of Operations and Financial Conditions

On August 8, 2005, priceline.com Incorporated announced its financial results for the second quarter ended June 30, 2005.  A copy of priceline.com’s consolidated balance sheet at June 30, 2005 and consolidated statement of operations for the three and six months ended June 30, 2005 are included in the financial and statistical supplement attached to the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at June 30, 2005 and consolidated statement of operations for the three and six months ended June 30, 2005 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.                                          Regulation FD Disclosure

On August 8, 2005, priceline.com Incorporated announced its financial results for the fiscal quarter ended June 30, 2005.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Priceline.com announced revenue of $266.6 million in the 2nd quarter 2005, approximately $12 million of which was generated from the company’s international operations.  Priceline.com announced that its gross travel bookings, which refers to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers, for the 2nd quarter 2005 were $569.5 million, $77.5 million of which were generated from priceline.com’s international operations, primarily sales by Active Hotels.

Priceline.com noted that its “organic” gross travel bookings would have increased approximately 9% in the 2nd quarter 2005 when compared to the 2nd quarter 2004, assuming that priceline.com owned both Active Hotels, which was acquired in September 2004, and Travelweb, which was acquired in May 2004, during the entire 2nd quarter 2004 and excluding the sale of hotels rooms by Travelweb through Orbitz (which was responsible for approximately $18 million and $37 million, respectively, of gross travel bookings during the three and six month periods ending June 30, 2005) (the agreement governing the sale of Travelweb hotel rooms through Orbitz was restructured by the companies at the end of the 2nd quarter 2005).  Priceline.com also noted (a) that its international “organic” gross travel bookings would have increased approximately 65% in the 2nd quarter 2005 when compared to the 2nd quarter 2004, assuming that priceline.com owned Active Hotels during the entire 2nd quarter 2004 and (b) that its domestic “organic” gross travel bookings, excluding hotel room sales through Orbitz, increased approximately 3.4% in the 2nd quarter 2005 compared to the same period in the prior year.

The company stated that during the 2nd quarter 2005 it curtailed some of its television advertisements and diverted some of those dollars towards on-line advertising.  The company noted that this was one of the principal reasons why its 2nd quarter 2005 pro forma net income per share results were at the high end of the company’s previously announced 2nd quarter 2005 guidance, despite a shortfall in 2nd quarter pro forma gross profit relative to its previously announced guidance.

During the call, priceline.com announced that it expected consolidated advertising expenses of approximately $25 million in the 3rd quarter 2005 and expected approximately 65% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 3rd quarter 2005 would be between $10.8 and $11.3 million.  Priceline.com stated that it expected personnel costs to be approximately $10.1 to $10.6 million in the 3rd quarter 2005.  With respect to 3rd quarter 2005, priceline.com stated it expected general and administrative expenses of approximately $4.7 to $5.2 million, information technology expenses of approximately $2.4 to

$2.7 million, and depreciation and amortization expenses, excluding acquisition related amortization, of approximately $2.6 million.  Priceline.com stated that it expected cash income tax expense of approximately $1.25 million in the 3rd quarter 2005 comprised of alternative minimum tax and additional income taxes in Europe.

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2005.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005 to be filed with the Securities and Exchange Commission on or about August 9, 2005.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.                                          Financial Statements and Exhibits

(c) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 8, 2005 relating to, among other things, its 2nd quarter earnings. The consolidated balance sheet at June 30, 2005 and consolidated statement of operations for the three and six months ended June 30, 2005 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief
Executive Officer

Date:  August 9, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 8, 2005 relating to, among other things, its 2nd quarter earnings. The consolidated balance sheet at June 30, 2005 and consolidated statement of operations for the three and six months ended June 30, 2005 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”